Building lease between Safescript Pharmacies Inc. (Tenant. Lessee) and Pollard Heines Buildings, LLC(Landlord, Lessor)

                    POLLARD HE BUILDINGS STANDARD LEASE -FORM

This lease agreement is made and entered into by and between POLLARD HEINES BUILDINGS, L.L.C., (Landlord, Lessor) and SaFescript Pharmacies, Inc. (Tenant, Lessee). Landlord hereby leases to Tenant the improvements thereon, hereinafter called the "Leased Premises", known as 1321 South Beckham, Tyler, Texas, containing approximately 1,350 square feet.

The lease commencement (effective date of lease) date is April 12, 2002 and the rent commencement date is June 1, 2002. The primary term of this lease shall be 2 years commencing on the rent commencement date of June 1, 2002, and ending on the 30th day of May, 2004.

          OPTION TO RENEW

The Tenant herein shall have the right to extend the terms and conditions of this lease for an additional term of one (1) year from June 1, 2004 through May 30, 2005 by giving the Landlord written notice no later than May 1, 2004 of your intention to exercise this option.

          HOLDING OVER

Failure of Tenant to surrender the leased premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental per month 10% higher than the monthly rental during the last month prior to the start of the holding over.

          RENT

Tenant agrees to and shall pay Landlord at 719 West Front Street, Suite 101, Tyler., Texas, 75702, County of Smith, Texas, or at such other place Landlord shall designate from time to time in writing, as rent for the leased premises, payable without demand iii equal monthly payments of $850.00, each in advance on or before the lst day of each month, commencing on June 1, 2002, and continuing thereafter until the termination of this lease. Rent received after the 3rd day of the month shall be deemed delinquent. If rent is not received by Landlord by the 3rd day of each month, Tenant shall pay a late charge of $15.00 plus a penalty of $2.50 per clay until rent is received in full. Tenant shall pay $25.00 for each returned check.

          SECURITY DEPOSIT

     (a) LESSEE shall pay a security deposit. LESSEE shall deposit the sum of $850.00 with LESSOR, to be held by LESSOR in accordance with this section. The deposit payment is paid with the initial. check at the time this lease is executed.

     (b) LESSOR agrees to hold any such deposit for LESSEE, and it is understood and agreed that LESSEE's claim to the deposit shall be prior to any creditor of LESSOR, excluding a trustee in bankruptcy.

     (c) Excluding the final rental payment to be made under this Lease, it at any time during the terms of this Lease, LESSEE shall be in default in thee payment of all or any portion of the rent, or of any other sums expressly constituting rent under this Lease, other than advance rental payments, LESSOR may appropriate and apply any portion of tile security deposit as may be necessary to the payment of the overdue rent or other sums expressly constituting rent.

     (d) If at any time during the term of this Lease, LESSEE should fall to repair any damage to the premises that LESSEE is required to repair pursuant to the terms of this Lease for a period greater than ten (10) days after written demand to make the repair is served on LESSEE by LESSOR, LESSOR may appropriate and apply any portion of the security deposit as may be reasonably necessary to make the repairs.

Building lease between Safescript Pharmacies Inc. (Tenant. Lessee) and Pollard Heines Buildings, LLC(Landlord, Lessor)


     (e) If on termination of this tenancy for any reason, LESSEE does not leave the leased premises in reasonably clean condition, excluding "normal wear and tear", then LESSOR may appropriate and apply any portion of the security deposit as may be reasonably necessary to put the promises in such clean condition. As used in this Lease, the term "normal rear and tear" means deterioration that occurs, based on the use for which the premises are intended, without negligence, carelessness, accident, or abuse of the premises or equipment of chattels by the LESSEE, or the LESSEE invitees or guests.

     (f) In the event cause exists for retaining all or any portion of the security deposit, the LESSOR shall return too the LESSEE the balance of the security deposit, if any, togethar with a written description and Itemized list of all deductions. However LESSEE shall not be entitled do any portion of the security deposit as a refund unless LESSEE given LESSON thirty (30) days written notice of surrendering the premises. Such deductions shall be limited to damages and charges for which she LESSEE is legally Liable under this Lease as a result of breaching this Lease. The LESSOR shall not be required to furnish a description or itemized list of deductions if there are any rentals due and unpaid at the time the LESSEE surrenders possession of the premises and there is not controversy over the amount of certain due and unpaid.

     (g) within thirty (30) days after LESSEE surrenders the premises, any remaining portion of tine security deposit, after any lawful deductions as above. shall be returned to LESSEE, directed to the address left by LESSEE specifically dot such purpose.

     (h) Should lessor tansfer his interest under this LESSEE In any manner, LESSOR or LESSOR's agent shall do one of the following acts, either of which will relieve LESSOR of further liability With respect to the deposit.

          (1) transfer the portion of the deposit remaining after any lawful deductions, as above, to the successor in interest, and thereafter, notify LESSEE by registered mail of the transfer, and of the transferee's name arid address. On receipt of the remaining deposit, the successor in interest of LESSOR shall have all of the rights and, on receipt by the LESSEE of a statement signed by the successor in interest acknowledging receipt of the responsibility for the security deposit, all of the obligations of LESSOR with respect to such deposit. or

          (2) return to LESSEE: the portion of the deposit remaining after any lawful deductions have been made.

          TAXES

Each year during the terms of this lease, Landlord shall pay real estate taxes assessed against the leased promises in an amount equal to the total real estate taxes assessed against the leased premises. Tenant will pay the taxes assessed against the tenants inventory and equipment and all other property owned by tenant and kept on the leased premises.

          UTILITIES AND SERVICES

The parties agree that each shall furnish and pay for utilities and services as indicated below:

Electricity: Tenant                 Water: Tenant
             ------                        ------

Cooling:     Tenant                 Gas:   Tenant
             ------                        ------

Heating:     Tenant
             ------

Janitor & Cleaning Services:  Tenant
                              ------

Replacement of broken Glass:  Tenant
                              ------

Building lease between Safescript Pharmmacies. Ina. (Tenant, Lessee) and Pollard Heines Buildings, L.L.C(Landlord, Lessor)


Tenant is required to change filters for heating and air conditioning system every 30 days.


          USE


Tenant shall use the leased  premises for the  following  purposes and no other:
PHARMACY

          DESTRUCTION AND RESTORATION

IN the event the leased premises is partially damaged or destroyed or, rendered partially unfit for occupancy by fire, or other casualty, Tenant shall give immeditate notice to Landlord. Landlord many repair the damge and restore the leased premises to substantially the same condition as immediately prior to the occurrence of the casualty. Such repairs shall be made at Landlord's expense unless due to Tenant's negligence. Landlord shall allow Tenant a fair reduction of rent during the time the leased premises are partially unfit for occupancy. If the leased premises are totally destroyed or deemed by the Landlord to be rendered unfit for occupancy by fire or other casualty, or if Landlord shall decide not to repair or rebuild, this lease shall terminated and the rent shall be paid to the time of the casualty.

          INSURANCE

The landlord shall pay for fire and extended coverage insurance on the buildings and other improvements on the leased premises in an amount which shall be increased yearly In proportion to the increase in replacement costs of the premises. Tenant shall provide public liability and property insurance for its business operations on the leased premises in the amount of $1,000,000.00 which policy shall cover the landlord as well as the Tenant. Said insurance policies required to be provided by Tenant herein shall name the Landlord as an insured and shall be issued by an insurance company approved by Landlord. Tenant shall provide landlord wth certificates of insurance evidencing the coverage required herein. Tenant shall be solely responsible for fire and casualty insurance of Tenant's property on or about the leased premises. If Tenant does not Maintain public liability and property insurance in full force and elect, Landlord may note notify Tenant of such failure and if Tenant. does not deliver to Landlord within 15 days after ouch notice certification Showing all such insurance to be in full force and effect. Landlord may at his option, take out the necessary insurance to comply with the provision hereof and pay the premiums an the items specified in such notice, and Tenant covenants thereupon on demand to reimburse and pay Landlord any amount so paid or expanded in they payment of the insurance premiums required thereby and specified in the notice, with interest thereon at the highest rate permitted by law from the date of such payment by Landlord until repaid by Tenant.

          LIABILITY

Unless caused by the negligence or willful act of failure to Act of Landlord or its agents or employees, Tenant waives all cleaims against landlord for damages to the property of Tenant, resulting from the building or its equipment being out or repair, or from act or neglect of any other tenant or occupant or any accident or theft in or about the building.

          CONDITION OF PREMISES

Tenant has examined and accepts the leased premise , in its present as is condition as suitable for the purposes for which the same are leased, except for the following Landlord repairs prior to occupancy:

     1)   Service HVAC.
     2)   Install new hand sink by current restrooms.
     3)   Make restrooms operable.
     41   Remove old cabinets at back wall.
     5)   Remove door at baack interior wall.
     6)   Replace six surface flourescent fixture covers.
     7)   Remove four intarior or paneling walls.

Building lease between Safescript Pharmmacies. Ina. (Tenant, Lessee) and Pollard Heines Buildings, L.L.C(Landlord, Lessor)

     8) Retain most easternly interior wall and add a lockable interior door and construct a pass through window opening with lockable glass or wood.
     9) Construct a new paneling wall 14.5 feet from the front door that has a door in its center. On the north side of this wall construct a six foot long Counter height opening. On South side of this wall contruct a four foot long counter height opening for a counseling area with a two foot extension wall for privacy.
     10) Install a glued-down level looped, commercial grade carpet in the area between the front door and the existing front wall. The remainder of lease space to be a white vinyl tile.

          MAINTENANCE, AND REPAIR

Landlord shall keep the foundation, the exterior walls (except glass; windows; doors; door closure devices; windows and door frames, molding, locks and hardware; and interior painting or other treatment of exterior walls) and the roof of the leased premises in good repair except that Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant or his employees or contractors. Landlord is responsible for maintenance of the common area and common area equipment. If Landlord is responsible for any such repair and maintenance, Tenant agrees to give Landlord written notice of needed repairs. Landlord shall make such repairs within a reasonable time. Tenant shall notify landlord immediately of any emergency repairs. Tenant shall keep the leased premises in good, clean condition and shall at its sole cost and expense, make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements to be made by Landlord under this section or any other section of this lease. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such raps repairs r n without liability to Tenant for any loss or damage which may result by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the cost of such repairs plus interest. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, normal wear and tear excepted. Normal wear and tear means detorioration which occurs without negligence carelessness, accident or abuse.

Tenant is responsible for the entire cost of minor repairs and maintenance of the heating and air conditioning equipment. Landlord assumes responsibility for the entire cost of major repairs and any necessary replacements of the air conditioning compressor, the air conditioning condenser, and the heat exchanger for the furnace. Minor repairs are defined as any repairs costing less than $250.00 per occurrence, and major repairs era defined as any repairs costing $250.00 or more per occurrence. Tenant is responsible for notifying the Landlord of defects in the system that the Landlord must repair.

          ALTERATIONS

A11 alteration, additions and improvements, except trade fixtures, installed at expense of Tanant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof an the termination of this lease. Such alterations, additions and improvements may only he made with the prior written consent of landlord, which consent shall not be unreasonably withheld. If Consent is granted for the making of improvements or alterations to the leased premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance allowing coverage in an amount satisfactoy to Landlord protectin Landlord from liability for injury to any person and damage to any personal property on or off

Building lease between Safescript Pharmmacies. Ina. (Tenant, Lessee) and Pollard Heines Buildings, L.L.C(Landlord, Lessor)





the leaetd premises, in connection with the making of such improvements or alterations. No equipment or structure or advertising of any kind shall he placed on the roof or elsewhere on the leased premises by Tenant without prior written permission of Landlord. If such permission is granted, such work or installation shall be done At Tenant's expense and in such amanner that the roof shall not be damaged thereby. If such equipment or item is removed from the roof by Tenant, Tenant shall promptly repair at its expense any damages resulting from such removal. At the termination of this lease, Tanant shall deliver the leased premises in good order and condition, natural deterioration only excepted. Any damages caused by the installation or removal of trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term. All alterations, imporovements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

          COMPLIANCE WITH LAWS AND REGOT-ATIO14

Tenant shall, at its own expense, comply with all laws, order, and requirements of all governmental entities with reference to the use and occupancy of the leased premises. Tenant and Tenant's agents, employees and invitees shall fully comply with any rules and regulations governing the use of the buildings or other improvements to the leased promises required by the Landlord. Landlord may make reasonable changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanilness of the leased premises, provided same are in writing and are not in conflict with this lease..

          ASSIGNMENT AND SUBLETTING

Tenant shall not assitn this lease nor sublet the leased premises or any interest therein without first obtaining the written consent of the Landlord. An assignment or subletting without the written consent of Landlord shall be void and shall, at time option or Landlord, terminate thisa lease.

          TENANT DEFAULT AND REMOVAL OF ABANDONED PROPERTY

If Tenant abandons the premises or otherwise defaults in the performance of any obligations or covenants herein, Landlord may enforces the performance of this lease in any manner provided by law. This lease may be terminated at Landlord's discretion if such abandonment or default continued for a poriod of 10 days after Landlord notifies Tenant of such abandonment or default and of Landlord's intention to declare this lease terminated. Such notice shall be sent by Landlord to Tenat at Tenant's last known address by certified mail. If Tenant has not completely removed or cured default within the 10 day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rental from the paragraphs herein shall become due and payable. For purposes of this section, Tenant is presumed to have abandoned the premises if goods, equipment, or other propertv, in an amount substantial enough to indicate a probable intent to abandon the premises, is being or has been reanoved from the premises and the removal is not within the normal course of Tenant's business. Landlord ahall have the right to store any property of Tanant that remains on premises that is abandoned; and, in addition to Landlord's other rights, Landlord may dispose of the stored property if Tenant does not claim the property within 60 days aftar the date the property is stored. provided Landlord delivers by certified mail to Tenant at Tenant's last known address a notice stating that Landlord may dispose of Tenant's property if Tenant doem not claim the propcrty within 60 days after the date the property is stored.

          INTERRUPTION OF UTILITIES

Landlord or Lanlord's agent may not interrupt or cause the interruption of utility services paid directly to the utility company by Tenant unless interruption results from bona fide repairs, construction, or an emergency. If any utility services furnished by Landlord are interrupted and continue to be interrupted despite the good faith effort of Landlord to remedy same, Landlord shall not be liable in any respect for damages to the person or property of

Building lease between Safescript Pharmmacies. Ina. (Tenant, Lessee) and Pollard Heines Buildings, L.L.C(Landlord, Lessor)




Tenant or Tenant's employees, agents or guests, and same shall not be construed as grounds for constructive eviction or abatement of rent .Landlord shall use reasonable diligence to repair and remedy such interruption promptly.


          EXCLUSION of TENANT

Landlord may not intentionally prevent Tenant from entering the leased premises except by Judicial process unless the exclusion results from: (a) bona fide repairs, construction, or an emergency; (b) removing the contents of premises abandoned by Tenant; or (c) changing the door locks of Tenant in the evant Tenant is delinquent in paying at least part of the rent. If Landlord or Landlord's agent changed the door Locks of Tenant, in the event Tenant is delinquent in paying rent, landlord or Landlord's agent must place a written notice on Tenant's front door stating the name and address or telephone number of the individual or company from unich the new key may be obtained. The new key is required to be provided only during Tenant's regular business hours.

          LIEN

Landlord is granted an express contractual lien, in addition to any lien provided by law, and a security interest in all property of Tenant found on the leased premises to secure the compliance by Tenant with all terms of this lease.

          SUBORDINATION

Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust, or other lien hereafter placed on the demised premises and Tenant agrees on demand to execute such further instruments subordinaring this lease as Landlord may request, provided such subordination shall be on the express conditions that this lease shall be recognized by the mortagagee, and the rights of Tenant shall remain in full force and effect during the term of this leases so long as Tenant shall continue to perform all of the convenants and conditions of this lease

          INDEMNITY

Landlord and its employees and agents shall not be liable to Tenant or Tenant's employees, patrons, visitors, invitees or any other persons for any injury to to any such persons or for damages to personal property caused by an act, omission, or neglect of Tenant or Tenant's agents or of any other tenant on the premises of which the leased premises is a part. Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and all claims for such injury and damages, Whether the injury occurs on or off the leased premises.

          FIRE EXTINGUISHER

Tenant must furnish a fire extinguisher with a minimum of 2AI08C and have it checked and tagged yearly by an authorized State Inspector and furnish Landlord a copy of statement.

          SIGNS

Tenant shall note post or paint any signs at, on or about the leased premises or paint the exterior walls of the building except with the prior written constent of the Landlord. Tenant may, with prior written consent of that Landlord, have a sign int the canopy consistent with size and style of others in the Shopping Center, and one slot on the free standing sign on Beckham. Landlord shall have the right to remove any sign or signs in order to maintain that leased premises or to make any repairs of alterations thereto.



                                                                     Pagc 6 of 8

Building lease between Safescript Pharmmacies. Ina. (Tenant, Lessee) and Pollard Heines Buildings, L.L.C(Landlord, Lessor)


          TENANT BANKRUPTCY

If Tenant becomes bankrupt of make voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord's intention to do so.

          CONDEMNATION

If the whole or any substantial part of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminint domain or should the leased premises be sold to a comdemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective fromthe date of the physical taking of the leased premises.

          NOTICES

Notices to Tenant shall be by certified mail or, other delivery to0 the leased premises or to Tenant's last known address. Notices to Landlord shall be by certified mail to the place where rent is payable.

          DEFAULT BY LANDLORD

In the event or breach by Landlord of any covenant, warranty, term or obligation of this lease, then Landlord's failure to cure same or commmence a good faith effort to cure same within 1O days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant to terminate this lease.

          SIGNS

During the last 30 days of this lease, a "For sale" Sign and/or a "For Lease" sign may be displayed on the leased premises and the leased premises may be shown ac reasonable times to prospective purchasers or tenant.

         RIGHT OF ENTRY

Landlord shall have the right during normal business hours to enter the demised premises: (a) to inspect the general condition and state of repair thereof (b) to make repairs required or permitted under this lease, or (c) for any other reasonable purpose.

          WAIVER OF BREACH

The waiver by Landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

          TIME OF ESSENCE

Time is expressly declared to be of the essence in this lease.

          BINDING Of HEIRS ANDS ASSIG14S

Subject to the provisiona of this lease pertaining to assignment of the Tenant's interest all, provisions of this lease shall extent to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of their heirs, executors, representatives, successors, and assigns of Landlord or Tenant.

          RIGHTS AND REMEDIES CUMULATIVE

The rights and remedies by this lease agreement era cumulative and the use of any one right, or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Building lease between Safescript Pharmmacies. Ina. (Tenant, Lessee) and Pollard Heines Buildings, L.L.C(Landlord, Lessor)


          TEXAS LAW TO APPLY

This agreement shall be construed under and in accordance with the laws of the State of Texas.

          LEGAL CONSTRUCTION

In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceablility shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         PRIOR AGREEMENTS SUPERSEDED

This agreement constitutes the sole and only agreement of the parties to this lease and superseades any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.

          AMENDMENT

No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated susaquent to the date hereof, and duly executed by the parties

          ATTORNEY' FEES

Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party

THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY. IF YOU D0 NOT UNDERSTAND THE EFFECT OF ANY PART OF THIS AGREEMENT, SEEK COMPETENT LEGAL ADVICE.

Executed this 12th day of April, 2002. 2002,


MAKE CHECKS PAYABLE' POLLAR-HEINES BUILDINGS, LLC






  /s/ Curtis Swanson                    /s/ Martin Heines
-------------------------              -----------------------------------------
                                       Martin Heines Real Estate Services
NAME:  Curtis Swanson                  Manager for Pollard-Heines Buildings, LLC
       ------------------              719 West Front Street, Suite 101
                                       Tyler, TX  75702
It's: President
      -------------------
      (President, etc.)


MAKE CHECKS PAYABLE:  POLLARD HEINES BUILDINGS, LLC

State of Texas
County of Harrison
Subscribed and sworn before me this 12th day of April 2002, Curtis A. Swanson and Martin Heines.



[GRAPHIC OMITTED]                       Jean M. Hedges
                                        --------------
                                        Notary Public
                                        commission exp. 6/30/2005

                                                                     Page 8 of 8